Exhibit 99.1

Clifton Bancorp Inc. Announces

Financial Results for the Fourth Quarter and Fiscal Year Ended

March 31, 2017

Declares Cash Dividend

Clifton, New Jersey – May 10, 2017 — Clifton Bancorp Inc. (Nasdaq: CSBK) (the “Company”), the holding company for Clifton Savings Bank, today announced results for the quarter and year ended March 31, 2017. Net income for the quarter was $1.25 million ($0.06 per share, basic and diluted) as compared to net income of $878,000 ($0.04 per share, basic and diluted) for the quarter ended March 31, 2016. Net income for the fiscal year ended March 31, 2017 was $4.72 million ($0.21 per share, basic and diluted) as compared to $5.40 million ($0.22 per share, basic and diluted) for fiscal 2016.

The Board of Directors also announced today that the Company will pay a cash dividend of $0.06 per common share for the quarter ended March 31, 2017. The dividend will be paid on June 9, 2017 to stockholders of record on May 26, 2017.

Notable Items

•	Total assets increased 4.4% and 14.3%, or $60.5 million and $178.7 million, during the three months and fiscal year ended March 31, 2017, respectively;

•	Loans receivable, net grew 7.6% and 29.2%, or $71.0 million and $227.6 million, during the three months and fiscal year ended March 31, 2017, respectively;

•	One-to-four family real estate loans increased 9.0% and 13.7%, or $57.8 million and $84.7 million, during the three months and fiscal year ended March 31, 2017, respectively;

•	Multi-family and commercial real estate loans increased 4.5% and 91.6%, or $12.6 million and $140.8 million, during the three months and fiscal year ended March 31, 2017, respectively;

•	Loan mix between one-to-four family real estate, and multi-family and commercial real estate loans to total loans shifted from 79.0% and 19.7%, respectively, at March 31, 2016 to 69.5% and 29.1%, respectively, at March 31, 2017;

•	Nonperforming loans to total gross loans decreased from 0.47% at March 31, 2016 to 0.41% at March 31, 2017;

•	Deposits increased 5.2% and 21.6%, or $41.5 million and $150.2 million, during the three months and fiscal year ended March 31, 2017, respectively. Savings and checking deposits to total deposits increased from 32.2% at March 31, 2016 to 33.9% at March 31, 2017; and

•	The Company repurchased 478,800 shares at a weighted average price of $16.05 during the three months ended March 31, 2017. As of March 31, 2017, 1,039,747 shares remain available for repurchase. Since the Board authorized its first post second step conversion repurchase program on March 11, 2015, the Company has repurchased 5,415,253 shares at a weighted average price of $14.36 per share.

Paul M. Aguggia, Chairman, President, and Chief Executive Officer, stated, “Our fiscal year 2017 results are highlighted by a nearly 30% increase in our loan portfolio and over 20% growth in deposits. Commercial and multi-family loans drove our loan growth and now represent 29% of our total portfolio. Residential lending remains an important business for us and grew 14% this past year. Focused deposit gathering efforts resulted in a 28% increase in our checking and savings products, advancing our multi-year mission to transform our deposit mix. We also delivered on our commitment to repurchase shares of our common stock at attractive prices as a prudent way to deploy our excess capital. In summary, we are proud of our fiscal year 2017 results and we look forward to continuing to build a competitive franchise.”

Balance Sheet and Credit Quality Review

Total assets increased $178.7 million, or 14.3%, to $1.43 billion at March 31, 2017 from $1.25 billion at March 31, 2016. The increase in total assets was primarily due to an increase in loans.

Net loans increased $227.6 million, or 29.2%, to $1.01 billion at March 31, 2017 from $780.2 million at March 31, 2016. One-to-four family real estate loans increased $84.7 million, or 13.7%, while multi-family and commercial real estate loans increased $140.8 million, or 91.6%, during fiscal 2017. The multi-family and commercial real estate loan total includes the purchase of $10.0 million of such loans from a local financial institution in February 2016. Securities, including both available for sale and held to maturity issues, decreased $42.1 million, or 11.8%, to $315.3 million at March 31, 2017 from $357.5 million at March 31, 2016, mainly because of calls, maturities and repayments. One security totaling $3.7 million was sold during fiscal 2017, resulting in a gain of $84,000. Cash and cash equivalents decreased $16.4 million, or 52.8%, to $14.7 million at March 31, 2017 from $31.1 million at March 31, 2016, as cash and cash flows were redeployed largely into loans.

Deposits increased $150.2 million, or 21.6%, to $844.8 million at March 31, 2017 from $694.7 million at March 31, 2016. Borrowed funds increased $44.3 million, or 19.1%, to $275.8 million at March 31, 2017 from $231.5 million at March 31, 2016. The Company’s outstanding borrowings at March 31, 2017 had a weighted average rate of 1.74% and a weighted average term of 18 months. All outstanding borrowings are with the Federal Home Loan Bank of New York.

Total stockholders’ equity decreased $18.7 million, or 5.9%, to $296.6 million at March 31, 2017 from $315.3 million at March 31, 2016, primarily as a result of $21.6 million in repurchases of common stock, and the payment of $5.3 million in cash dividends, partially offset by net income of $4.7 million.

Nonaccrual loans totaled $3.7 million at both March 31, 2017 and 2016. Included in nonaccrual loans at March 31, 2017 were six loans totaling $1.1 million that were current or less than 90 days’ delinquent, but which were previously 90 days or more delinquent and on nonaccrual status pending a sustained period of repayment performance (generally six months). The percentage of nonperforming loans to total gross loans decreased to 0.41% at March 31, 2017 from 0.47% at March 31, 2016. The allowance for loan losses to nonperforming loans increased to 146.11% at March 31, 2017 from 119.19% at March 31, 2016, as loans grew, nonperforming loans remained constant and provisions were added mainly due to significant increases in loans outstanding.

Income Statement Review

Net interest income increased by $838,000, or 12.5%, to $7.5 million for the three months ended March 31, 2017 as compared to $6.7 million for the three months ended March 31, 2016. Net interest income increased despite a decrease of 8 basis points in net interest margin and a decrease of $15.0 million in average net interest-earning assets, primarily because other categories of interest-earning assets were redeployed into the Bank’s highest yielding asset category.

Net interest income increased by $2.4 million, or 9.2%, to $28.7 million for the year ended March 31, 2017 as compared to $26.2 million for year ended March 31, 2016. Net interest income increased despite a decrease of 8 basis points in net interest margin and a decrease of $33.6 million in average net interest-earning assets, primarily because other categories of interest-earning assets were redeployed into the Bank’s highest yielding asset category.

The provision for loan losses decreased $162,000, or 23.0%, to $541,000 for the three months ended March 31, 2017, as compared to $703,000 for the three months ended March 31, 2016, and increased $920,000, or 86.4%, to $1.99 million for the year ended March 31, 2017, as compared to $1.07 million for the year ended March 31, 2016. The decrease for the three months ended March 31, 2017 was due to the large provision recorded in the 2016 three- month period as a result of the purchase of a $36.5 million package of commercial real estate loans from a local financial institution. The increase in the provision for the year ended March 31, 2017 was mainly because of the significant increases in the balance of outstanding loans, partially offset by more favorable trends in qualitative factors related to delinquencies considered in the periodic reviews of the general valuation allowance.

Non-interest expenses for the three months ended March 31, 2017 increased $385,000, or 7.4%, to $5.56 million, as compared to $5.17 million for the three months ended March 31, 2016. The increase consisted primarily of increases in salaries and employee benefits of $360,000, or 11.6%, and occupancy expense of $117,000, or 27.9%, partially offset by a decrease in directors’ compensation of $91,000, or 26.3%. The increases in salaries and employee benefits resulted from the hiring of lending and Hoboken and Montclair Banking Center personnel. In addition, expenses reflect typical annual increases in compensation and benefits expenses and employee stock ownership plan expense due to an increase in the price of the Company’s common stock. The increase in occupancy expense was mainly related to the costs of the Hoboken and Montclair Banking Centers. The decrease in directors’ compensation was related to the retirement of a board member during the first fiscal quarter of 2016 and the shrinking of the board by one member at that time.

Non-interest expenses for the year ended March 31, 2017 increased $2.6 million, or 13.6%, to $21.7 million, as compared to $19.1 million for the year ended March 31, 2016. The increase consisted primarily of increases in salaries and employee benefits of $2.1 million, or 18.5%, occupancy expense of $307,000, or 19.6%, and advertising and marketing expense of $201,000, or 49.5%. The increases in salaries and employee benefits and occupancy expense was a result of the items noted above with respect to the quarterly period. The increase in advertising and marketing expense was mainly related to the costs to promote the Hoboken and Montclair Banking Centers, as well as new products and services.

About Clifton Bancorp Inc.

Clifton Bancorp Inc. is the holding company for Clifton Savings Bank (CSBK), a federally chartered savings bank headquartered in Clifton, New Jersey. CSBK is a metropolitan, community-focused bank serving residents and small businesses in its market area through 12 full-service banking centers. For additional investor relations information, including subscribing to email alerts, visit cliftonbancorp.com.

Forward-Looking Statements

Clifton Bancorp makes forward-looking statements in this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Clifton Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Clifton Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Clifton Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Clifton Bancorp provides greater detail regarding some of these factors in the “Risk Factors” section of its Annual Report on Form 10-K, which was filed on June 8, 2016. Clifton Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s website at www.sec.gov.

Contact:	Michael Lesler
(973) 473-2200

Selected Consolidated Financial Condition Data

	At March 31,
	2017	2016
	(In thousands)
Financial Condition Data:
Total assets	$1,431,803	$1,253,127
Loans receivable, net	1,007,844	780,229
Cash and cash equivalents	14,653	31,069
Securities	315,348	357,462
Deposits	844,825	694,662
FHLB advances	275,800	231,500
Total stockholders' equity	296,619	315,277

Selected Consolidated Operating Data

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
	(In thousands, except per share data)
Operating Data:
Interest income	$10,774	$9,158	$40,474	$35,345
Interest expense	3,246	2,468	11,813	9,102

Net interest income	7,528	6,690	28,661	26,243
Provision for loan losses	541	703	1,985	1,065

Net interest income after provision for loan losses	6,987	5,987	26,676	25,178
Non-interest income	426	440	1,914	1,866
Non-interest expenses	5,558	5,173	21,702	19,101

Income before income taxes	1,855	1,254	6,888	7,943
Income taxes	609	376	2,166	2,542

Net income	$1,246	$878	$4,722	$5,401

Basic earnings per share	$0.06	$0.04	$0.21	$0.22

Diluted earnings per share	$0.06	$0.04	$0.21	$0.22

Average shares outstanding - basic	21,887	23,434	22,224	24,477
Average shares outstanding - diluted	22,025	23,479	22,315	24,533

Average Balance Table

	Three Months Ended March 31,
	2017			2016
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$969,850	$8,660	3.57%	$739,496	$6,713	3.63%
Mortgage-backed securities	260,573	1,664	2.55%	275,526	1,851	2.69%
Investment securities	55,095	262	1.90%	81,566	495	2.43%
Other interest-earning assets	24,833	188	3.03%	28,521	99	1.39%

Total interest-earning assets	1,310,351	10,774	3.29%	1,125,109	9,158	3.25%

Non-interest-earning assets	85,810			84,339

Total assets	$1,396,161			$1,209,448

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$52,916	14	0.11%	$55,477	15	0.11%
Savings and Club accounts	202,302	224	0.44%	141,844	75	0.21%
Certificates of deposit	537,519	1,880	1.40%	464,519	1,541	1.33%

Total interest-bearing deposits	792,737	2,118	1.07%	661,840	1,631	0.99%
FHLB Advances	264,725	1,128	1.70%	195,375	837	1.71%

Total interest-bearing liabilities	1,057,462	3,246	1.23%	857,215	2,468	1.15%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	25,770				17,124
Other non-interest-bearing liabilities	11,764				12,067

Total non-interest-bearing liabilities	37,534				29,191

Total liabilities	1,094,996				886,406
Stockholders' equity	301,165				323,042

Total liabilities and stockholders' equity	$1,396,161				$1,209,448

Net interest income			$7,528				$6,690

Interest rate spread				2.06%				2.10%
Net interest margin				2.30%				2.38%
Average interest-earning assets to average interest-bearing liabilities	1.24	x			1.31	x

	Year Ended March 31,
	2017				2016
	Average Balance		Interest and Dividends	Yield/ Cost	Average Balance		Interest and Dividends	Yield/ Cost
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$885,053		$31,708	3.58%	$687,670		$25,107	3.65%
Mortgage-backed securities	266,603		6,935	2.60%	275,419		7,553	2.74%
Investment securities	60,475		1,212	2.00%	104,447		2,363	2.26%
Other interest-earning assets	26,865		619	2.30%	28,985		322	1.11%

Total interest-earning assets	1,238,996		40,474	3.27%	1,096,521		35,345	3.22%

Non-interest-earning assets	86,194				79,759

Total assets	$1,325,190				$1,176,280

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Demand accounts	$53,184		57	0.11%	$54,074		60	0.11%
Savings and Club accounts	186,411		742	0.40%	141,174		254	0.18%
Certificates of deposit	504,990		7,051	1.40%	472,152		6,085	1.29%

Total interest-bearing deposits	744,585		7,850	1.05%	667,400		6,399	0.96%
FHLB Advances	240,800		3,963	1.65%	141,885		2,703	1.91%

Total interest-bearing liabilities	985,385		11,813	1.20%	809,285		9,102	1.12%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	23,174				14,817
Other non-interest-bearing liabilities	10,858				11,689

Total non-interest-bearing liabilities	34,032				26,506

Total liabilities	1,019,417				835,791
Stockholders' equity	305,773				340,489

Total liabilities and stockholders' equity	$1,325,190				$1,176,280

Net interest income			$28,661				$26,243

Interest rate spread				2.07%				2.10%
Net interest margin				2.31%				2.39%
Average interest-earning assets to average interest-bearing liabilities	1.26	x			1.35	x

Asset Quality Data

	Year Ended March 31,
	2017	2016
	(Dollars in thousands)
Allowance for loan losses:
Allowance at beginning of period	$4,360	$3,475
Provision for loan losses	1,985	1,065
Charge-offs	(247)	(183)
Recoveries	2	3

Net charge-offs	(245)	(180)

Allowance at end of period	$6,100	$4,360

Allowance for loan losses to total gross loans	0.60%	0.56%
Allowance for loan losses to nonperforming loans	146.11%	119.19%

	At March 31,
	2017	2016
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans:
One - to four-family real estate	$3,508	$3,412
Multi-family real estate	—	—
Commercial real estate	184	186
Consumer real estate	—	60

Total nonaccrual loans	3,692	3,658
Accruing loans past due 90 days or more	483	—

Total nonperforming loans	4,175	3,658
Real estate owned	698	58

Total nonperforming assets	$4,873	$3,716

Total nonperforming loans to total gross loans	0.41%	0.47%
Total nonperforming assets to total assets	0.34%	0.30%

Selected Consolidated Financial Ratios

Three Months Ended
March 31,	Year Ended March 31,
Selected Performance Ratios (1):	2017	2016	2017	2016
Return on average assets	0.36%	0.29%	0.36%	0.46%
Return on average equity	1.65%	1.09%	1.54%	1.59%
Interest rate spread	2.06%	2.10%	2.07%	2.10%
Net interest margin	2.30%	2.38%	2.31%	2.39%
Non-interest expenses to average assets	1.59%	1.71%	1.64%	1.62%
Efficiency ratio (2)	69.88%	72.55%	70.98%	67.95%
Average interest-earning assets to average interest-bearing liabilities	1.24	x	1.31	x	1.26	x	1.35	x
Average equity to average assets	21.57%	26.71%	23.07%	28.95%
Dividend payout ratio	105.54%	159.23%	112.75%	135.40%
Net charge-offs to average outstanding loans during the period	0.01%	0.05%	0.03%	0.03%

(1)	Performance ratios are annualized.
(2)	Represents non-interest expense divided by the sum of net interest income and non-interest income including gains and losses on the sale and disposal of assets.

Quarterly Data

	Quarter Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(In thousands, except per share data)
Operating Data
Interest income	$10,774	$10,193	$9,916	$9,591	$9,158
Interest expense	3,246	3,071	2,847	2,649	2,468

Net interest income	7,528	7,122	7,069	6,942	6,690
Provision for loan losses	541	413	505	526	703

Net interest income after provision for loan losses	6,987	6,709	6,564	6,416	5,987
Non-interest income	426	460	501	527	440
Non-interest expenses	5,558	5,354	5,311	5,479	5,173

Income before income taxes	1,855	1,815	1,754	1,464	1,254
Income taxes	609	596	513	448	376

Net income	$1,246	$1,219	$1,241	$1,016	$878

Share Data
Basic earnings per share	$0.06	$0.06	$0.06	$0.04	$0.04
Diluted earnings per share	$0.06	$0.06	$0.06	$0.04	$0.04
Dividends per share	$0.06	$0.06	$0.06	$0.06	$0.06
Average shares outstanding - basic	21,887	22,020	22,216	22,775	23,434
Average shares outstanding - diluted	22,025	22,150	22,276	22,834	23,479
Shares outstanding at period end	22,549	23,046	23,086	23,576	24,000

Financial Condition Data
Total assets	$1,431,803	$1,371,265	$1,312,190	$1,285,825	$1,253,127
Loans receivable, net	1,007,844	936,894	881,593	826,629	780,229
Cash and cash equivalents	14,653	22,277	22,758	30,140	31,069
Securities	315,348	319,163	317,147	338,624	357,462
Deposits	844,825	803,364	772,306	719,592	694,662
FHLB advances	275,800	252,500	224,500	244,000	231,500
Total stockholders' equity	296,619	303,098	302,890	309,487	315,277

Asset Quality:
Total nonperforming assets	$4,873	$4,171	$3,746	$3,481	$3,716
Total nonperforming loans to total gross loans	0.41%	0.37%	0.32%	0.38%	0.47%
Total nonperforming assets to total assets	0.34%	0.30%	0.29%	0.27%	0.30%
Allowance for loan losses	$6,100	$5,575	$5,200	$4,775	$4,360
Allowance for loan losses to total gross loans	0.60%	0.59%	0.59%	0.58%	0.56%
Allowance for loan losses to nonperforming loans	146.11%	162.02%	185.52%	153.34%	119.19%